SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2012, the Board of Directors of Waste Management, Inc. (the “Company”) adopted amendments to the Company’s By-Laws. The amendments include, among other things, clarifying the process by which stockholder lists will be made available in the event of a stockholder meeting held solely by means of remote communication, clarifying documentation requirements for a stockholder to request a special meeting, establishing procedures to address aggregation of multiple special meeting requests from stockholders, clarifying procedures for determining who will preside at meetings of the Board of Directors in the absence of the Chairman of the Board of Directors and requiring that any person requesting an advancement of expenses must execute an undertaking providing that he or she undertakes to repay the advance to the extent that it is ultimately determined that he or she is not entitled to be indemnified by the Company. The amendments to the By-Laws include other changes intended to clarify and conform various provisions of the By-Laws. The above description of the amendments is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws, as currently in effect, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.2	Amended and Restated By-Laws of Waste Management, Inc. as of December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: December 12, 2012	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit
3.2	Amended and Restated By-Laws of Waste Management, Inc. as of December 6, 2012

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